SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 7, 2005
SILICON GRAPHICS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1500 Crittenden Lane Mountain View, CA	94043-1351
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code	(650) 960-1980
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

As previously disclosed in its Form 10-Q for the quarter ended December 24, 2004, Silicon Graphics, Inc. (the “Company”) is in the process of renewing or replacing its asset-based line of credit, which matures in April 2005.  On March 7, 2005, the Company entered into an Amendment (the “Amendment”) to the Amended and Restated Loan and Security Agreement between the Company and Wells Fargo Foothill, Inc. (the “Lender”) that increases the borrowing base under the line by an amount equal to the lesser of (i) $10 million or (ii) the value of the Company’s intellectual property, and eliminates related provisions that provided for subordination to a third party intellectual property loan.  The description of the Amendment set forth above is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Amendment dated March 7, 2005 to the Amended and Restated Loan and Security Agreement between the Company and Wells Fargo Foothill, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: March 11, 2005	By:	/s/ Sandra M. Escher
Sandra M. Escher
Senior Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

10.1	Amendment dated March 7, 2005 to the Amended and Restated Loan and Security Agreement between the Company and Wells Fargo Foothill, Inc.